                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                         PENTASTAR COMMUNICATIONS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

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   (5)  Total fee paid:

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   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

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   (2)  Form, Schedule or Registration Statement No.:

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   (3)  Filing Party:

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   (4)  Date Filed:

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

                                 [PENSTAR LOGO]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of PentaStar Communications, Inc.

     Notice is hereby given that the Annual Meeting of Shareholders of PentaStar Communications, Inc., a Delaware corporation, will be held at The Oxford Hotel at 1600 17th Street, Denver, Colorado, 80202 on Thursday, May 31, 2001 at 10:00 a.m., Denver time, for the following purposes:

          1. To elect one director to the board of directors for the ensuing year; and

          2. To transact such other business as may properly come before the meeting.

     Only shareholders of record at the close of business on April 16, 2001 will be entitled to vote at the annual meeting.

     You are cordially invited to attend the annual meeting in person. However, to assure your representation at the annual meeting, please mark, sign and promptly return the enclosed proxy as soon as possible in the postpaid envelope provided. If you receive more than one proxy because your shares are registered in different names or addresses, you should sign and return each proxy so that all your shares will be represented at the meeting.

                                            Sincerely,

                                            /s/ Robert S. Lazzeri
                                            Robert S. Lazzeri
                                            Chief Executive Officer and Director

Denver, CO 80202
May 4, 2001

                                  [PENTASTAR]

                                PROXY STATEMENT

     This Proxy Statement is furnished to shareholders of PentaStar Communications, Inc. in connection with the solicitation of proxies to be voted at the Annual Meeting of Shareholders to be held on Thursday, May 31, 2001, at 10:00 a.m., Denver time, at The Oxford Hotel at 1600 17th Street, Denver, Colorado, 80202, and at any postponement or adjournment thereof. Your votes are being solicited by our board of directors. This Proxy Statement and the enclosed proxy card were first mailed to shareholders of PentaStar on or about May 4, 2001, accompanied by our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000.

     At the annual meeting, the following matters will be considered and voted upon:

          1. The election of one director to the board of directors for the ensuing year; and

          2. Such other business as may properly come before the meeting.

                               ABOUT THE MEETING

HOW DO I VOTE?

     Sign and date each proxy card you receive and return it in the enclosed postage-prepaid envelope. If you are a registered shareholder and attend the meeting, you may deliver your completed proxy card in person.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

     Yes, you have the right to revoke your proxy at any time before the annual meeting by notifying the Secretary of PentaStar in writing, voting in person or returning a later-dated proxy card.

WHO WILL COUNT THE VOTE?

     Computershare Trust Company, Inc. will count the votes and act as the inspector of election.

WHAT SHARES ARE INCLUDED ON THE PROXY CARD(S)?

     The shares on your proxy card(s) represent ALL of your shares. If you do not return your proxy card(s), your shares will not be voted.

WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY CARD?

     If your shares are registered differently and are in more than one account, you will receive more than one proxy card. Sign and return all proxy cards to ensure that all your shares are voted. We encourage you to have all accounts registered in the same name and address (whenever possible). You can accomplish this by contacting our transfer agent, Computershare at (303) 986-5400 or for shares that are held in "street name," by contacting the broker or bank who holds your shares.

HOW MANY VOTES DO I HAVE?

     Holders of record of shares of common stock at the close of business on the record date will be entitled to one vote per share. As of April 16, 2001, there were 5,653,022 shares of common stock outstanding.

WHAT IS A "QUORUM"?

     A "quorum" is a majority of the outstanding shares entitled to vote. They may be present in person or represented by proxy. For the purposes of determining a quorum, shares held by brokers or nominees for which we receive a signed proxy will be treated as present even if the broker or nominee does not have discretionary power to vote on a particular matter or if instructions were never received from the beneficial owner. Abstentions will be counted as present for quorum purposes.

WHAT ARE BROKER NON-VOTES?

     If your shares are held by your broker, bank or other qualified agent, in "street name," you will receive a form from your broker or bank seeking instructions as to how your shares should be voted. If you do not instruct your broker or bank how to vote, your broker or bank will vote your shares if it has discretionary power to vote on a particular matter. If your broker, bank or agent does not have this power, then the votes as to which you have given no instructions are known as "broker non-votes." They are counted toward a quorum, but are not counted as votes present and entitled to vote at the annual meeting. Therefore, broker non-votes cannot affect the outcome of voting.

WHAT IS REQUIRED TO APPROVE EACH PROPOSAL?

     You may vote "FOR" or "WITHHELD" for the nominee. A "WITHHELD" vote will be counted toward the quorum only. Once a quorum has been established, the nominee for director who receives the most votes will be elected the Class II director.

WHAT IF I DO NOT VOTE "FOR" OR "WITHHELD"?

     If you sign and return your proxy card(s) but give no instructions as to how to vote your shares, your proxy will be voted FOR election of the nominee for director.

HOW WILL PENTASTAR SOLICIT PROXIES?

     We retained Computershare to assist us in the distribution of the proxy materials. We will pay the cost of soliciting proxies. These costs will include the expense of preparing and mailing proxy solicitation materials for the annual meeting and reimbursements paid to brokerage firms and others for their reasonable out-of-pocket expenses for forwarding proxy solicitation materials to shareholders. In addition to solicitation by mail, our officers and regular employees may solicit proxies in person, by telephone, or by facsimile for no additional compensation.

                              ELECTION OF DIRECTOR
                                 (PROXY ITEM 1)

     Our certificate of incorporation and bylaws provide that the number of directors shall be determined, from time to time, by the board of directors. The board currently consists of five directors. The board is divided into three classes (Class I, Class II and Class III), serving staggered three-year terms with approximately one-third elected annually. One Class II director will be elected to serve for a term expiring in 2004.

     Except where the authority to do so has been withheld, it is intended that the persons named in the enclosed proxy will vote for the election of the nominee to the board. The nominee has consented to serve if elected. Although the members of the board of PentaStar have no reason to believe that the nominee will be unable to serve, in the event that such a contingency should arise, the board may designate a substitute. In that case, the accompanying proxy will be voted for a substitute (or substitutes) designated by the board.

DIRECTOR STANDING FOR ELECTION FOR TERM EXPIRING IN 2004

     The board has nominated Robert S. Lazzeri for election as the Class II director. The nominee is presently a director of PentaStar whose term expires at the annual meeting. The nominee for election as the Class II director is:

Robert S. Lazzeri

     Mr. Lazzeri, age 39, has served as our chief executive officer and a director since October 1999. From October 1989 to his employment by PentaStar, Mr. Lazzeri worked for Daniels & Associates, L.P., a leading international telecommunications investment banking firm, most recently as a senior vice president. While at Daniels & Associates, Mr. Lazzeri specialized in providing merger, acquisition and advisory services to clients in the wired and wireless telecommunications industry, participating in over 100 telecommunications transactions. He holds a B.S. degree from the University of Colorado.

RECOMMENDATION OF THE BOARD

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE NOMINEE LISTED ABOVE.

DIRECTORS CONTINUING IN OFFICE

     The following Class III directors are serving a term that expires at the 2002 annual meeting:

Richard M. Tyler

     Mr. Tyler, age 43, has served as a director of PentaStar since March 1999. He has served as Managing Director for Taleria Ventures, Ltd, an investment firm, since March 2000. Mr. Tyler was our vice president and secretary from March 1999 to April 2000. Since November 1988 he has been a member (or a partner in the predecessor partnership), of BACE Investments, LLC, a significant shareholder of PentaStar, and BACE Industries, LLC, a private company that has completed consolidations in several industries. Mr. Tyler has been an executive officer or director of various companies for which BACE Industries has led consolidation efforts. Those companies include BACE Plastics Group, Inc. from March 1989 to March 1995, SoftWorld Services Corporation from January 1995 to November 1996, and RentX Industries, Inc. from March 1996 to July 1999. He holds a B.A. degree from The Colorado College.

Craig J. Zoellner

     Mr. Zoellner, age 43, has served as a director of PentaStar since March 1999. From March 1999 until April 2000, he served as a vice president and treasurer of PentaStar and as secretary since April 2000. Since November 1988 he has been a member (or a partner in the predecessor partnership), of BACE Investments, LLC and BACE Industries, LLC. Mr. Zoellner has been an executive officer or director of various companies for which BACE Industries has led consolidation efforts. Those companies include BACE Plastics Group, Inc. from March 1989 to March 1995, SoftWorld Services Corporation from January 1995 to November 1996, and RentX Industries, Inc. from March 1996 to July 1999. He holds a B.A. degree from The Colorado College and an M.B.A. from the Stanford Graduate School of Business.

     The following Class I directors are serving a term that expires at the 2003 annual meeting:

Carleton A. Brown

     Mr. Brown, age 59, has served as a director of PentaStar since August 1999. Since December 2000, Mr. Brown has served as chief executive officer and president of W-Phone, a provider of multimedia wireless solutions. From July 1998 to November 2000, Mr. Brown served as executive vice president-corporate development of Orion Systems, Inc., a start-up competitive local exchange carrier, or CLEC, and Internet telephony company. From October 1996 to January 1998, Mr. Brown served as senior vice president of global sales and marketing for Intergram International, Inc., an Internet-based telecommunications messaging company. From November 1994 to September 1996, Mr. Brown served as president and chief executive officer of American Lightwave Systems, Inc., a worldwide provider of broadband video solutions. From January 1994 to November 1994, Mr. Brown served as president and chief executive officer of ATx Telecom Systems, Inc., a network technology solutions company. From January 1992 to January 1994, Mr. Brown served as senior vice president and general manager of Teleport Communications Group, a national CLEC. Mr. Brown also was president and chief operating officer of Alcatel Network Systems, a communications technology company, and served as president, Southwest division, of MCI. He holds a B.S. degree from Norwich University and an M.B.A. from Fairleigh Dickinson University.

Reynaldo U. Ortiz

     Mr. Ortiz, age 54, has served as a director of PentaStar since October 1999. Since March 2001, Mr. Ortiz has served as an international advisor of strategy and development for telecommunications companies. From January 2000 through February 2001, he served as president and chief executive officer for AduroNet, an advanced Internet infrastructure and service provider whose investors included Highpoint Telecommunications, Inc.. From July 1999 to December 1999, Mr. Ortiz was president and chief executive officer of Highpoint Telecommunications, Inc., a company engaged in providing international facilities-based voice and data services in North America and Europe. From January 1999 until July 1999, Mr. Ortiz performed work related to the development and formation of Highpoint. From October 1997 until December 1998, Mr. Ortiz served as managing director and senior vice president, international for Qwest Communications International. From May 1997 until October 1997, Mr. Ortiz served as a consultant to Qwest and the Anshutz Corporation, a company involved in the telecommunications, railroad and other industries. From July 1996 until May 1997, Mr. Ortiz was president and chief executive officer of SOPHIA Communications, Inc., a two-way wireless data messaging network service company. From March 1996 until July 1996, Mr. Ortiz was president and chief executive officer of LYNCSTAR Integrated Communications, LLC, a company he founded which focused on providing wireless cable television and telephone service for multi-dwelling complexes. From October 1995 to March 1996, Mr. Ortiz was chairman of the strategic alliances and development group, and from December 1993 to October 1995, was the chief executive officer of the Jones Education Network of Jones International, Inc., a cable television and interactive multimedia company. From 1986 to 1993, Mr. Ortiz held various positions at U S WEST Communications, Inc., including president and chief executive officer of U S WEST New Vector Group (U S WEST's cellular and paging subsidiary), president and chief executive officer of U S WEST International, Inc., and vice president of development and ventures of U S WEST Diversified Group. Since September 1999, Mr. Ortiz is a director of Global Light Telecommunications, Inc., a company with interests in companies engaged in international voice, data and Internet services. Global Light is listed on the American Stock Exchange. Since April 1992, he has been a director of Public Service Company of New Mexico, a public utility company primarily engaged in the generation, transmission and sale of electricity and natural gas in the state of New Mexico. Public Service Company of New Mexico is listed on the New York Stock Exchange.

Mr. Ortiz holds a B.S. degree from New Mexico State University and a M.S. in Management from Stanford University.

BOARD MEETINGS AND COMMITTEES; MANAGEMENT MATTERS

     During the fiscal year ended December 31, 2000, the board of directors held five regular meetings and also acted by written consent. All directors attended at least 75% of such meetings during their tenure as a director.

     The board has three committees; a compensation committee, an audit committee and an acquisition committee.

     The compensation committee consists of Mr. Brown, Mr. Zoellner and Mr. Tyler. The compensation committee makes recommendations to the board regarding compensation and benefits for our executive officers. During fiscal year 2000, the board established an option committee as a sub-committee of the compensation committee. The option committee administers our stock option plan, including the selection of those persons eligible to receive grants of options. The compensation committee and the option committee held no meetings during the period from January 1, 2000 through December 31, 2000, but acted by written consent.

     The audit committee consists of Mr. Brown, Mr. Ortiz and Mr. Zoellner. A majority of the members of the audit committee are independent within the meaning of Rule 4200 (a)(15) of the National Association of Securities Dealers, Inc. listing standards as applicable and as may be supplemented or modified. The primary functions of the audit committee are to:

     - oversee and review our auditing, accounting, and financial reporting processes;

     - monitor and review that management has established and maintained processes to assure that an adequate system of internal control is functioning within PentaStar regarding accounting, finance and legal compliance;

     - review and evaluate our outside auditors; and

     - provide for an open avenue of communication among the outside auditors, financial and senior management, and the board.

     The audit committee held two meetings during the period from January 1, 2000 through December 31, 2000.

     PentaStar has no nominating committee.

DIRECTOR COMPENSATION

     Directors who are not receiving compensation as officers, employees or consultants are entitled to receive an annual retainer fee of $5,000 and to be reimbursed for expenses incurred in connection with each meeting of the board of directors attended in person. In addition, each of these directors receives a grant of options to acquire 10,000 shares of common stock under our stock option plan upon becoming a director and an annual grant of options to purchase 5,000 shares of common stock on each annual meeting date on which the individual is still a director.

                               EXECUTIVE OFFICERS

     The following table lists the name, age and position of the executive officers of PentaStar. Additional information regarding the business experience, length of time served in each capacity and other matters relevant to each individual is set forth below the table.

NAME                                          AGE                  POSITION
----                                          ---                  --------
Robert S. Lazzeri...........................  39    Chief Executive Officer and Director
R. Neal Tomblyn.............................  45    President and Chief Operating Officer
David L. Dunham.............................  42    Chief Financial Officer and Treasurer
Peter W. Zafian.............................  39    Vice President of Sales and Operations

     Robert S. Lazzeri  See "Proxy Item 1 -- Election of Director"

     R. Neal Tomblyn has served as our president and chief operating officer since October 1999. From July 1998 to his employment by PentaStar, he owned and operated NTC Corporation, a company that provided strategic planning and operational consulting to companies in the communications, Internet and broadband industries. From January 1997 until its acquisition in June 1998, Mr. Tomblyn was chief executive officer of IEG, Inc., a private Internet based multimedia, software and database company. From May 1995 to January 1997, Mr. Tomblyn was president and chief operating officer of Ingenius, an educational programming joint venture of Reuters and Tele-Communications, Inc. From December 1992 to April 1994, Mr. Tomblyn was the executive director, and from April 1994 to April 1995, Mr. Tomblyn was chief operating officer, of Bell Atlantic Video Services, a start-up subsidiary of Bell Atlantic Corporation. While at Bell Atlantic Video, he helped create an interactive multimedia business and founded the Internet services group for Bell Atlantic Corporation. He has experience working with Regional Bell Operating Companies, Internet Service Providers, inter-exchange carriers such as AT&T and MCI/WorldCom, and cable companies. Mr. Tomblyn holds a B.S. degree from Eastern Kentucky University.

     David L. Dunham has served as our chief financial officer since October 1999 and treasurer since April 2000. From September 1997 to his employment with PentaStar, Mr. Dunham was chief financial officer of Strategic Marketing International, LLC, a PGA Tour licensee company that has developed the Golfwatch program for tour events nationwide. Golfwatch provides priority access and hospitality services for PGA Tour spectators for a premium fee. From January 1996 to July 1997, Mr. Dunham was corporate controller for Birner Dental Management Services, Inc., a company that owns and is acquiring dental practices. From September 1989 to December 1995, Mr. Dunham was corporate controller for Gillett Holdings, Inc., a holding company that had 18 subsidiaries in a variety of businesses. Mr. Dunham also worked for Arthur Andersen for eight years, most recently as an audit manager. Mr. Dunham holds a B.S. degree from the University of Wyoming and is a licensed CPA.

     Peter W. Zafian has served as our vice president of sales and operations since February 2001. From November 2000 to February 2001, he was our executive director of sales and operations. From September 1997 to October 2000, Mr. Zafian held various sales management positions at WorldCom. Most recently, Mr. Zafian managed the WorldCom sales and service team as the branch manager of the 12-state west region. Mr. Zafian has also held various operations and systems positions with MFS Intelenet, a CLEC, and NYNEX. Mr. Zafian holds an M.B.A. from New York University and a B.S. in Computer Science from Union College.

DIRECTOR AND OFFICER INVOLVEMENT IN LEGAL PROCEEDINGS

     From January 1995 until November 1996, Richard M. Tyler and Craig J. Zoellner were vice president and secretary and vice president, assistant secretary and director, respectively, of SoftWorld Services Corporation, which provided turnkey manufacturing and fulfillment services to software developers. In April 1997, SoftWorld filed a petition for relief under the Federal Bankruptcy Code and has been liquidated.

     From October 1996 to January 1998, Carleton A. Brown served as a senior vice president of global sales and marketing for Intergram International, Inc. In July 1998, Intergram filed a voluntary petition for relief under Chapter 7 of the Federal Bankruptcy Code.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of April 16, 2001, the names, addresses and number of shares of common stock beneficially owned by each director and executive officer named in the summary compensation table below, all persons known to the management of PentaStar to be beneficial owners of more than 5% of the outstanding shares of common stock, and by all executive officers and directors of PentaStar as a group. Where the persons listed have the right to acquire additional shares of common stock through the exercise of options or warrants within sixty days as of April 16, 2001, such additional shares are deemed to be outstanding for the purpose of computing the percentage of outstanding shares owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage ownership interest of any other person. Unless otherwise indicated, each beneficial owner listed exercises sole voting power and sole dispositive power over the shares beneficially owned.

                                                                 SHARES
                                                              BENEFICIALLY
                                                                 OWNED       PERCENT
                                                              ------------   -------
BACE Investments, LLC(1)(5).................................   1,674,800      29.6
Craig J. Zoellner(2)(5).....................................   1,674,800      29.6
Richard M. Tyler(2)(5)......................................   1,674,800      29.6
Black Diamond Capital, LLC(1)(5)............................     732,419      13.0
  4730 Table Mesa Drive
  Boulder, Colorado 80301
Blair W. McNea(3)(5)........................................     732,419      13.0
  4730 Table Mesa Drive
  Boulder, Colorado 80301
Robert S. Lazzeri(5)(7).....................................     469,499       8.3
Jeffrey A. Veres(4).........................................     424,100       7.5
  9160 South Princeton Street
  Highlands Ranch, Colorado 80126
R. Neal Tomblyn(6)..........................................     115,000       2.0
David L. Dunham(6)..........................................      45,000         *
Carleton A. Brown(6)........................................      20,000         *
Reynaldo U. Ortiz(6)........................................      20,000         *
All directors and executive officers as a group (7
  persons)..................................................   2,344,299      40.1

---------------

Unless otherwise indicated in the table above, the address of each beneficial owner of common stock is 1660 Wynkoop St., Ste. 1010, Denver, Colorado, 80202.

 *  Asterisks indicate beneficial ownership of less than 1%.

(1) The shares listed as being owned by BACE Investments, LLC and Black Diamond Capital, LLC include 140,000 and 60,000 shares respectively, that have been placed in escrow pursuant to an agreement with Schneider Securities, Inc. as the representative of the underwriters in PentaStar's October 26, 1999 public offering as to which BACE Investments, LLC and Black Diamond Capital, LLC will have voting but not dispositive power until the occurrence of certain events (see "Certain Transactions").

(2) The shares listed as being owned by Messrs. Zoellner and Tyler, the members of BACE Investments, LLC, include the shares listed as being owned by BACE Investments, LLC.

(3) The shares listed as being owned by Mr. McNea, the sole member of Black Diamond Capital, LLC include shares listed as being owned by Black Diamond Capital, LLC.

(4) The shares listed as being owned by Mr. Veres include 68,265 shares that are subject to an escrow and contingent stock agreement, as to which he has voting but not dispositive power until the earlier of the sale of all or substantially all of the assets or stock of PentaStar or October 26, 2004. Mr. Veres is also contractually bound by PentaStar not to sell or otherwise dispose of the remaining shares as set forth under "Certain Transactions."

(5) BACE Investments, LLC, Black Diamond Capital, LLC and Robert S. Lazzeri are contractually bound by PentaStar not to sell any of the above listed shares until October 26, 2001 (see "Certain Transactions").

(6) The shares listed as being owned by Messrs. Tomblyn, Dunham, Brown and Ortiz represent shares underlying exercisable stock options to acquire common stock.

(7) The shares listed as being owned by Robert S. Lazzeri are held in the name of The Lazzeri Family Trust and does not include 167,480 and 73,242 shares which Mr. Lazzeri has the presently exercisable right to acquire from BACE Investments and Black Diamond, respectively, pursuant to the option arrangements described under "Certain Transactions."

                             EXECUTIVE COMPENSATION

     The following table sets forth all compensation for the fiscal years ended December 31, 2000 and 1999 awarded to, earned by or paid to our Chief Executive Officer and the executive officers who received compensation of $100,000 or more during the fiscal year ended December 31, 2000.

                           SUMMARY COMPENSATION TABLE

                                                                      LONG TERM COMPENSATION
                                    ANNUAL COMPENSATION         -----------------------------------
                               ------------------------------   RESTRICTED    SECURITIES
                                 (A)             OTHER ANNUAL     STOCK       UNDERLYING     LTIP      ALL OTHER
NAME AND                (A)    SALARY    BONUS   COMPENSATION     AWARDS     OPTIONS/SARS   PAYOUTS   COMPENSATION
PRINCIPAL POSITION      YEAR     ($)      ($)        ($)           ($)           (#)          ($)         ($)
------------------      ----   -------   -----   ------------   ----------   ------------   -------   ------------
Robert S. Lazzeri.....  2000   150,000    --          --            --              --        --           --
Chief Executive
  Officer               1999    27,877    --          --            --              --        --           --
R. Neal Tomblyn.......  2000   150,000    --          --            --          20,000        --           --
President and Chief     1999    27,877    --          --            --         220,000        --           --
Operating Officer
David L. Dunham.......  2000   110,000    --          --            --          30,000        --           --
Chief Financial         1999    20,499    --          --            --          75,000        --           --
Officer and Treasurer

---------------

(a) PentaStar was formed on March 15, 1999. Messrs. Lazzeri, Tomblyn and Dunham began employment on October 26, 1999 and their compensation for fiscal 1999 represents salary from that date.

     The following table sets forth individual grants of stock options and stock appreciation rights ("SARs") made by us during the year ended December 31, 2000 to the named executive officers.

                   OPTIONS/SAR GRANTS IN THE LAST FISCAL YEAR
                               INDIVIDUAL GRANTS

                                           NUMBER OF      PERCENT OF
                                           SECURITIES       TOTAL
                                           UNDERLYING    OPTIONS/SARS
                                          OPTIONS/SARS    GRANTED TO    EXERCISE OR
                                            GRANTED      EMPLOYEES IN   BASE PRICE      EXPIRATION
NAME                                          (#)        FISCAL YEAR      ($/SH)           DATE
----                                      ------------   ------------   -----------     ----------
Robert S. Lazzeri.......................     n/a           n/a            n/a              n/a
R. Neal Tomblyn.........................     20,000          2.4%          17.00      March 30, 2010
                                                                                          January 6,
David L. Dunham.........................     30,000          3.6%          15.00                2010

     The following table summarizes the information concerning the unexercised options/SARs held by the named executive officers. There were no options exercised during 2000 or 1999.

                    AGGREGATED OPTION/SAR EXERCISES IN LAST
               FISCAL YEAR AND FISCAL YEAR END OPTION/SAR VALUES

                                                           NUMBER OF SECURITIES
                                                              UNDERLYING THE             VALUE OF UNEXERCISED
                                                                UNEXERCISED                 "IN-THE-MONEY"
                                                          OPTIONS/SARS AT FY-END       OPTIONS/SARS AT FY-END(1)
                           SHARES ACQUIRED    VALUE     ---------------------------   ---------------------------
                             ON EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
NAME                             (#)           ($)          (#)            (#)            ($)            ($)
----                       ---------------   --------   -----------   -------------   -----------   -------------
Robert S. Lazzeri........        n/a           n/a         n/a           n/a             n/a            n/a
R. Neal Tomblyn..........         --            --        110,000        130,000       1,320,000      1,420,000
David L. Dunham..........         --            --         37,500         67,500         450,000        660,000

---------------

(1) "Value of Unexercised 'In-The-Money' Options" is equal to the difference between the closing price per share of our common stock as reported by Nasdaq on December 29, 2000, the last day of trading in 2000 ($22.00 per share) and the option exercise price, multiplied by the number of shares subject to such options.

                              CERTAIN TRANSACTIONS

     Craig J. Zoellner, Richard M. Tyler, Blair W. McNea, Robert S. Lazzeri and Jeffrey A. Veres are the founders of PentaStar. Mr. Zoellner is a director of PentaStar, and is a member of BACE Investments, LLC and BACE Industries, LLC. Mr. Tyler is a director of PentaStar, and is a member of BACE Investments, LLC. Mr. McNea is the sole member of Black Diamond Capital, LLC. Mr. Lazzeri is PentaStar's chief executive officer and a director. Mr. Veres was the shareholder of DMA Ventures, Inc., dba Access Communications, and became an employee of PentaStar upon PentaStar's acquisition of Access.

     BIBD, LLC provides us consulting services concerning acquisitions. BIBD is owned 60% by BACE Industries and 40% by Black Diamond, and is managed by BACE Industries. BIBD does not conduct any other activities. We pay BIBD a monthly fee that varies from $12,000 per month to $21,000 per month depending on our annualized revenue. This fee is also subject to increase based on the Consumer Price Index. We are obligated to reimburse BIBD for expenses incurred in providing services under the consulting agreement and to provide medical, dental, disability and other similar benefits for up to six employees or members of BIBD, BACE Industries and Black Diamond. We made payments to BIBD of $338,000 and $67,000 for the year ended December 31, 2000 and the period from inception (March 15, 1999) through December 31, 1999, respectively. BIBD, BACE Industries and Black Diamond are subject to non-competition provisions expiring one year after the termination of the consulting agreement and are subject to confidentiality provisions. The consulting agreement continues in effect until the earliest of:

     - our termination of the consulting agreement for cause;

     - BIBD's termination of the consulting agreement on 30 days prior notice;
       or

     - automatic termination upon sale of all or substantially all of our assets or our being acquired for cash by an unaffiliated party, or upon our becoming the subject of a proceeding under Chapter 11 of the Federal Bankruptcy Code.

     On March 17, 1999, we issued 1,708,979 shares of common stock to BACE Investments for $500.

     On March 31, 1999, we issued 732,419 shares of common stock to Black Diamond, for $321; 469,499 shares of common stock to Robert S. Lazzeri for $206; and 219,100 shares of common stock to Jeffrey A. Veres for $96.

     On March 31, 1999, Mr. Lazzeri entered into agreements with each of BACE Investments and Black Diamond pursuant to which Mr. Lazzeri purchased for $10.00 options to buy 167,480 shares of our common stock held by BACE Investments and 73,242 shares of our common stock held by Black Diamond. These options became effective on October 26, 1999 and can be exercised upon the earlier of a sale of all or substantially all of our assets or stock or March 31, 2000. The options terminate on March 31, 2004. The exercise price per share is $10.00.

     During 1999, we issued promissory notes totaling $86,000 to BACE Industries for funds loaned to us by BACE Industries to pay expenses associated with the organization of PentaStar, the acquisitions of ICM Communications Integrations, Inc. and Access and our initial public offering. The notes bear interest at 5% per annum. At September 23, 1999, the outstanding principal amount of the notes was $86,000. On September 23, 1999, the promissory notes were assigned from BACE Industries to BACE Investments.

Immediately prior to our initial public offering, we issued 86 shares of Series A preferred stock to BACE Investments as payment in full of the principal amount of the notes. The Series A preferred stock:

     - has a stated value of $1,000 per share for dividend and liquidation purposes;

     - bears dividends on the stated value at the rate of 5% per year, payable annually;

     - is non-voting (except for the limited voting rights mandated by the Delaware General Corporation Law);

     - is not convertible into common stock or any other capital stock of PentaStar; and

     - is not redeemable or callable.

     We have leased 1,875 square feet of office space from BACE Real Estate, LLC, which is owned by BACE Industries, for $3,000 per month. This lease agreement commenced September 1999 and was terminated in February 2001. Effective April 1, 2001, we lease 1,000 square feet of office space from BACE Real Estate, LLC, for $1,000 per month. This lease agreement expires April 1, 2004.

     We are party to an agreement with Mr. Veres pursuant to which we acquired Access on October 26, 1999 for $241,000 in cash and 205,000 shares of our common stock.

     We also entered into an employment agreement with Mr. Veres effective upon our acquisition of Access. On February 28, 2001, this employment relationship was terminated. Mr. Veres' annual salary was $120,000. This agreement generally restricts Mr. Veres from competing with us for a period that is the greater of three years from the date of the agreement or one year after his termination date. We reimbursed Mr. Veres for reasonable out-of-pocket expenses and he was eligible to participate in our benefit plans and programs.

     We lease 4,800 square feet of office space from Mr. Veres for $3,000 per month, under a lease that expires on December 31, 2001.

     In connection with our initial public offering in October 1999, BACE Investments, Black Diamond, Mr. Lazzeri and Mr. Veres entered into an agreement with us and the representatives of the underwriter restricting the transfer of the common stock they owned prior to the initial public offering. Due to the attainment of certain continuous stock price levels for our common stock during fiscal year 2000, these restrictions lapsed, however, new lock-up agreements have been entered into by these shareholders.

     On September 19, 2000, Mr. Veres entered into an agreement with us that prohibits the sale or other disposition of any of the 424,100 shares of our common stock that he owns (or any stock dividends issued on those shares) prior to October 26, 2001. He may sell up to 33.33% of the shares after October 26, 2001, an additional 16.67% after October 26, 2002 and the remaining 50% only at the earlier of October 27, 2004 or a bonafide tender offer, offer to merge or acquisition of our equity securities by an unaffiliated purchaser, effected pursuant to a vote in favor of the transaction by a majority of the shareholders, pursuant to which:

     - if the transaction occurs before October 27, 2001, our public shareholders receive cash or securities that are listed or to be listed, or qualified in all respects for listing, on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market equal in value to $20 per share of our common stock; or

     - if the transaction occurs on or after October 27, 2001, our public shareholders receive cash or securities equal in value to $15 per share of our common stock.

     The restrictions on sale described in this paragraph will not apply:

     - to any transfers by will or descent and distribution;

     - to any transfers by court order;

     - to charitable contributions;

     - to transfers among BACE Investments, Black Diamond, Mr. Lazzeri and Mr. Veres; or

     - to any transaction approved by majority of BACE Investments, Black Diamond, Mr. Lazzeri and Mr. Veres.

     On October 17, 2000, BACE Investments, Black Diamond and Mr. Lazzeri entered into an agreement with us restricting the sale of their stock. They are contractually bound not to sell any of the 2,876,718 shares of our common stock they own prior to October 26, 2001. The restrictions on sale will not apply:

     - to sales among BACE Investments, Black Diamond and Mr. Lazzeri; or

     - to a transaction (including, without limitation, a tender offer, offer to merge or acquisition of our equity securities) involving an unaffiliated purchaser or acquiror effected pursuant to a vote in favor of such transaction by a majority of our shareholders or by a majority of the members of our board of directors, if approval of the transaction by our shareholders is not required.

     In addition, in connection with our initial public offering in October 1999, BACE Investments deposited 140,000 shares and Black Diamond deposited 60,000 shares of our common stock owned by those shareholders in an escrow account pursuant to an escrow agreement with Schneider Securities, Inc. and Computershare Trust Company. The common stock deposited in the escrow account is subject to release to the shareholders on the earlier to occur of:

     - PentaStar achieving pro forma (based on a full 12-month period for all acquired operations, giving effect to such acquisitions as if they had occurred on January 1, 2000) adjusted diluted earnings per share of $0.50 in fiscal year 2000;

     - PentaStar achieving pro forma (based on a full 12-month period for all acquired operations, giving effect to such acquisitions as if they had occurred on January 1, 2001) adjusted diluted earnings per share of $1.25 in fiscal year 2001;

     - a merger, acquisition or exchange in which PentaStar is not the surviving entity or in which the shareholders of PentaStar own less than 50% of the outstanding capital stock of the surviving entity following that transaction or the sale of all or substantially all of the assets of PentaStar that is approved by a majority of the holders of the outstanding shares, excluding the shares held in the escrow account; or

     - seven years after the initial public offering or October 26, 2006.

     On December 29, 2000, in connection with the acquisition of the assets of the communications agency business of Digistar Networks, Inc., Mr. Zoellner, Mr. Tyler and Mr. Lazzeri loaned PentaStar $345,000, $163,000 and $142,000, respectively, evidenced by three separate promissory notes. Each note provides for interest to accrue quarterly at a rate of 12% per annum to be paid quarterly unless restricted pursuant to our credit agreement with Wells Fargo Bank West, N.A. Principal and accrued interest is due and payable in full on the earlier of December 31, 2002 or a change in control as defined in the notes.

     We believe that the transactions summarized above were made on terms no less favorable than terms we could have obtained from unaffiliated third parties.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of us. Officers, directors and those 10% shareholders are required by Commission regulation to furnish us with copies of all Section 16(a) forms they file.

     Based solely on our review of the copies of the reports we received, we believe that for the fiscal year 2000, our officers and directors and 10% shareholders were in compliance with all applicable Section 16(a) filing requirements.

                          INDEPENDENT AUDITOR MATTERS

INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen, LLP, served as our independent public accountants for the fiscal year ended December 31, 2000 and will continue to serve as our independent public accountants in 2001. A representative of Arthur Andersen is expected to attend the annual meeting, and that representative will have the opportunity to make a statement if he so desires and will be available to respond to appropriate questions from shareholders.

AUDIT FEES

     We estimate that Arthur Andersen will bill us an aggregate $95,000 in fees plus mutually agreed upon overrun fees for professional services rendered for the audit of our financial statements for fiscal 2000 and for reviews of financial statements in our Quarterly Reports on Form 10-QSB for the same period.

FINANCIAL INFORMATION SYSTEM DESIGN AND IMPLEMENTATION FEES

     We did not engage Arthur Andersen to provide services relating to financial information systems design and installation in fiscal 2000.

ALL OTHER FEES

     Arthur Andersen billed us an aggregate of $81,071 for other services rendered in 2000 including tax services and accounting and tax consulting services. The audit committee has considered whether the provision of these other services is compatible with maintaining the independence of Arthur Andersen as our principal independent public accountants.

AUDIT COMMITTEE REPORT

     Our management is primarily responsible for preparing our financial statements in accordance with accounting principles generally accepted in the United States and for the reporting process, including the system of internal controls. Our independent auditors are responsible for auditing our consolidated financial statements in accordance with auditing principles generally accepted in the United States. The Audit Committee serves as an independent and objective party to oversee and review our auditing, accounting and financial reporting processes on behalf of the board of directors. The board of directors has adopted a written charter for the Audit Committee, a copy of which is attached as Appendix 1 to this Proxy Statement.

     The Audit Committee has reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2000 with management and our independent auditors. In fulfilling its oversight responsibilities, the Audit Committee also discussed with the independent auditors the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements, as required by Statement on Auditing Standards No. 61. The Audit Committee also received written disclosures from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with the independent auditors their independence from management and the company. The Audit Committee also discussed with management and the independent auditors such other matters as the Audit Committee deemed appropriate.

     Based on the Audit Committee's review of the audited consolidated financial statements and the discussions with management and independent auditors of the matters identified above, the Audit Committee recommended to the board of directors that the audited consolidated financial statements for the year ended December 31, 2000 be included in the Annual Report on Form 10-KSB for the year ended December 31, 2000, which has been filed with the SEC.

                                            Audit Committee

                                            Carleton A. Brown
                                            Reynaldo U. Ortiz
                                            Craig J. Zoellner

                                 ANNUAL REPORT

     Our Annual Report on Form 10-KSB for the year ended December 31, 2000, including financial statements, is being mailed with this Proxy Statement. If, for any reason you do not receive your copy of the Report, please contact Ms. Nancy Shipp, Director of Investor Relations, PentaStar Communications, Inc., 1660 Wynkoop St., Ste. 1010, Denver, CO 80202, and another will be sent to you.

                SHAREHOLDER PROPOSAL FOR THE 2002 ANNUAL MEETING

     Proposals of shareholders that are intended to be presented by such shareholders at our 2002 annual meeting must be received by us no later than January 4, 2002 in order to be considered for inclusion in the proxy materials for the 2002 annual meeting.

     In addition, a shareholder-sponsored proposal submitted outside of the process of Rule 14a-8 under the Securities Exchange Act of 1934 (i.e., a proposal to be presented at the next annual meeting of shareholders but not submitted for inclusion in our proxy statement) will be considered untimely under our bylaws unless it contains the information required under the bylaws and is received by the close of business no later than March 2, 2002 and not earlier than the close of business on January 31, 2002 except, that if the 2002 annual meeting is advanced or delayed more than 30 days after May 31, 2002, notice must be delivered not earlier than the close of business on 120 days prior to the 2002 annual meeting and not later than the close of business on the later of 90 days prior to the 2002 annual meeting or 10 days following the day on which a public announcement of the date of the 2002 annual meeting is made.

                                            By Order of the Board of Directors

                                            /s/ Robert S. Lazzeri
                                            Robert S. Lazzeri
                                            Chief Executive Officer

Dated: May 4, 2001
Denver, CO

                                   APPENDIX 1

                            AUDIT COMMITTEE CHARTER
                         PENTASTAR COMMUNICATIONS, INC.

ARTICLE I. PURPOSE

     The purpose of the Audit Committee (the "Committee") is to provide assistance to the Board of Directors (the "Board") of PentaStar Communications, Inc. (the "Corporation"), in fulfilling its oversight responsibilities. The Committee's primary responsibilities are to serve as an independent and objective party to:

     - Oversee and review the Corporation's auditing, accounting, and financial reporting processes;

     - Monitor and review that management has established and maintained processes to assure that an adequate system of internal control is functioning within the Corporation regarding accounting, finance, legal compliance;

     - Review and evaluate the Corporation's outside auditors; and

     - Provide for an open avenue of communication among the outside auditors, financial and senior management, and the Board.

     Consistent with these responsibilities, the Committee should encourage continuous improvement of, and should require adherence to, the Corporation's policies, procedures, and practices. The Committee will fulfill these responsibilities primarily by carrying out the activities enumerated in Article IV of this Charter.

ARTICLE II. RELATIONSHIP WITH OUTSIDE AUDITORS

     The Corporation's outside auditor is ultimately responsible to the Board and the Committee. The Board and the Committee have the ultimate authority and responsibility to select, evaluate, and replace the outside auditors.

     Management is responsible for preparing the Corporation's financial statements. The Corporation's outside auditors are responsible for auditing the financial statements. The activities of the Committee are in no way designed to supercede or alter these traditional responsibilities.

ARTICLE III. COMPOSITION

     (a) The Committee shall consist of no fewer than two (2) directors.

     (b) A majority of the members of the audit committee are independent within the meaning of Rule 4200 (a)(15) of the National Association of Securities Dealers, Inc. Notwithstanding the foregoing, one director who is not an independent director, within the meaning of Rule 4200
         (a)(15), and is not a current employee or an immediate family member of a current employee, may serve on the Committee if the Board, under exceptional and limited circumstances, determines that his membership on the Committee is required by the best interests of the Corporation and its stockholders and the Board discloses in the next annual proxy statement subsequent to such determination, the nature of the relationship by which such director fails to be an independent director and the reasons for that determination.

     (c) Each member of the Committee must be able to read and understand fundamental financial statements, including balance sheet, income statement and cash flow statement, or become able to do so within a reasonable period of time after appointment to the Committee.

     (d) At least one member of the Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

     (e) The Board may designate one of the members of the Committee to be its chairman; if the Board does not do so, the Committee may designate one of its members to be its chairman.

     (f) Notwithstanding the foregoing, the Committee shall not be required to comply with clauses (a) through (e) of this Article III until such time as it is required to do so pursuant to federal or state law or in accordance with the Nasdaq Marketplace Rules (or the rules of the exchange upon which the Corporation's securities are then traded).

ARTICLE IV. RESPONSIBILITIES AND DUTIES

     To fulfill its responsibilities and duties the Committee shall:

  Documents/Reports Review

     1. Review and reassess, at least annually, the adequacy of this Charter, and to make recommendations to the Board, as conditions dictate, to update this Charter.

     2. Review with management and the independent auditors the Corporation's annual financial statements.

  Independent Auditors

     3. Review the performance of the independent auditors and make recommendations to the Board regarding the appointment or termination of the independent auditors. The independent auditors are ultimately accountable to the Committee and the entire Board for such auditors' review of the financial statements and controls of the Corporation. On an annual basis, the Committee should review and discuss with the auditors all significant relationships the auditors have with the Corporation to determine the auditors' independence.

     4. Oversee independence of the auditors by:

     - receiving from the auditors, on a periodic basis, a formal written statement delineating all relationships between the auditors and the Corporation consistent with Independence Standards Board Standard No. 1 ("ISB No. 1"); reviewing, and actively discussing with the auditors, on a periodic basis, any disclosed relationships or services between the auditors and the Corporation that may impact the objectivity and independence of the auditors; and

     - take, or recommend that the Board take, appropriate action to oversee the auditor's independence.

     5. Based on the review and discussions referred to in Section 2 of this
Article IV, shall determine whether to recommend to the Board that the Corporation's audited financial statements be included in the Corporation's Annual Report on Form 10-K for each fiscal year for filing with the Securities and Exchange Commission.

  Financial Reporting Process

     6. In conjunction with the independent auditors, review the integrity of the Corporation's financial reporting processes, both internal and external.

     7. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices suggested by the independent auditors or management.

     8. Establish regular systems of reporting to the Committee by each of management and the independent auditors regarding any significant judgments made in management's preparation of the annual financial statements and any significant difficulties encountered during the course of the pre-issuance review or audit, including any restrictions on the scope of the work or access to required information.

     9. Review any significant disagreement among management and the independent auditors in connection with the preparation of the financial statements.

  Legal Compliance/General

     10. Review with the Corporation's counsel, any legal matter that could have a significant impact on the Corporation's financial statements.

     11. Maintain minutes or other records of meetings and activities of the Committee.

ARTICLE V. MISCELLANEOUS

     The Committee may perform any other activities consistent with this Charter, the Corporation's charter and bylaws, and governing law as the Committee or the Board deems necessary or appropriate.

APPENDIX 2

PROXY                    PENTASTAR COMMUNICATIONS, INC.                    PROXY

----------

PROXY SOLICITED BY BOARD OF DIRECTORS OF PENTASTAR

         The undersigned shareholder of PentaStar Communications, Inc., a Delaware corporation ("PentaStar"), hereby appoints Robert S. Lazzeri or David
L. Dunham as nominee of the undersigned to attend, vote and act for and in the name of the undersigned with full power of substitution, at the Annual Meeting of Shareholders of PentaStar (the "Annual Meeting") to be held at The Oxford Hotel, 1600 17th Street, Denver, Colorado, 80202 on Thursday, May 31, 2000 at 10:00 a.m. (Denver time), and at every postponement or adjournment thereof, and the undersigned hereby revokes any former proxy given to attend and vote at the Annual Meeting.

         THE NOMINEE IS HEREBY INSTRUCTED TO VOTE AS FOLLOWS WITH RESPECT TO THE FOLLOWING MATTERS:

1. FOR          [ ]  Nominee as Class II Director -
                     Robert S. Lazzeri.

   WITHHELD     [ ]  From the Nominee.

2. Any matter that may properly come before the Annual Meeting

         THIS PROXY WILL BE VOTED FOR OR AGAINST OR WITHHELD IN RESPECT OF THE MATTERS LISTED IN ACCORDANCE WITH THE CHOICE, IF ANY, INDICATED IN THE SPACE PROVIDED. IF NO CHOICE IS INDICATED, THE PROXY WILL BE VOTED FOR THE NOMINEE AS DIRECTOR. IF ANY FURTHER MATTERS COME BEFORE THE ANNUAL MEETING, THIS PROXY WILL BE VOTED ACCORDING TO THE BEST JUDGMENT OF THE PERSON VOTING THE PROXY AT THE ANNUAL MEETING. THIS FORM SHOULD BE READ IN CONJUNCTION WITH THE ACCOMPANYING NOTICE OF ANNUAL MEETING AND PROXY STATEMENT.

1. Please date and sign (exactly as the name appears on this Proxy card) and return promptly. If no date is stated by the Shareholder, the Proxy is deemed to bear the date upon which it was mailed to the Shareholder.

2. To be valid, this Proxy form, duly signed and dated, must arrive at the office of PentaStar's transfer agent, Computershare Trust Company, P.O. Box
1596, Denver, Colorado 80201-1596   not less than forty-eight (48) hours
(excluding Saturdays, Sundays and holidays) before the day of the Annual Meeting or any postponement or adjournment thereof.

                                   DATED this      day of, 2001.


                                   ---------------------------------------------
                                   Signature of Shareholder


                                   ---------------------------------------------
                                   (Please print name of Shareholder)